                                                                    EXHIBIT 4.15


                               BENDIGO MINING N.L.

                         HARMONY GOLD MINING COMPANY LTD

                     SHARE AND OPTION SUBSCRIPTION AGREEMENT







                                 MINTER ELLISON
                                     Lawyers
                                  Rialto Towers
                               525 Collins Street
                               MELBOURNE VIC 3000
                                  Ph: 8608 2000
                                 Fax: 8608 1000
                               SLMD MJB 30-3561330



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                                TABLE OF CONTENTS


1.  DEFINITIONS ........................................................ 1

2.  CONDITIONS ......................................................... 7

3.  SUBSCRIPTIONS FOR SHARES ........................................... 8

4.  WARRANTIES ......................................................... 8

5.  FURTHER RIGHTS .....................................................11

6.  APPROVAL OF BENDIGO SHAREHOLDERS ...................................12

7.  PARTICIPATION RIGHT ................................................13

8.  RIGHT OF FIRST REFUSAL TO UNDERWRITE ...............................17

9.  GRANT OF OPTIONS ON PRO RATA ISSUE .................................19

10. GUARANTEE ..........................................................20

11. DIVIDEND POLICY ....................................................20

12. PUBLICITY ..........................................................20

13. TERMINATION ........................................................21

14. NOTICE .............................................................21

15. FURTHER ACTION .....................................................22

16. DURATION OF PROVISIONS .............................................22

17. SEVERABILITY .......................................................22

18. COSTS ..............................................................23

19. STAMP DUTY AND OTHER TAXES .........................................23

20. WAIVER .............................................................23

21. COUNTERPARTS .......................................................23

22. ENTIRE AGREEMENT ...................................................23

23. AMENDMENT ..........................................................24

24. ASSIGNMENT .........................................................24

25. GOVERNING LAW AND JURISDICTION .....................................24

26. INTERPRETATION .....................................................24

SCHEDULE 1 .............................................................27

SCHEDULE 2 .............................................................28

                     SHARE AND OPTION SUBSCRIPTION AGREEMENT


AGREEMENT dated                                                             2001


BETWEEN BENDIGO MINING N.L. ACN 005 674 073 of 66 Ham Street, Kangaroo Flat, Victoria 3555, Australia ('BENDIGO')

AND HARMONY GOLD MINING COMPANY LTD, a company registered in South Africa with number 1905/038232/06 of PO Box 2, Randfontein 1760, South Africa ('HARMONY')

RECITAL

Harmony has agreed to subscribe, or to procure that a Subscriber other than Harmony agrees to subscribe, for Shares and Options in Bendigo on the terms and conditions of this agreement.

AGREEMENT

1.       DEFINITIONS

         In this agreement:

         'ACCEPTANCE PROPORTION' means either, in the event of:

         (a) a Relevant Issue, the number derived by the Accepted Top-Up Shares by the number of Top-Up Shares set out in the Offer; or

         (b) a Relevant PRI, the number derived by dividing the Accepted Entitlement by the Offered Entitlement;

         'ACCEPTED ENTITLEMENT' has the meaning set out in CLAUSE 9.3;

         'ACCEPTED TOP-UP SHARES' has the meaning set out in CLAUSE 7.3(a), subject to any adjustment in accordance with CLAUSE 7.3(d);

         'ACTUAL CAPITAL BASE' means the number of issued Shares from time to time;

         'ADDITIONAL OPTIONS' means the number of Options (if any) to be issued to the Subscriber after a Relevant PRI in accordance with CLAUSE 9, being the number equal to T3 (where T3 is rounded down to the nearest whole number), where:


                  T3 = [[Z x N / C] - S] x AP

                  where:

                  Z = the Securityholding immediately prior to an issue of equity securities the subject of that Relevant PRI;

                  N = the number of Shares issued or the number of unissued Shares the subject of convertible securities issued to person other than the Harmony Entities under that Relevant PRI;

                  C = the Third Party Diluted Capital Base immediately before an issue of equity securities under that Relevant PRI;

                  S =      the Offered Entitlement under the Relevant PRI;



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                                       2


                  AP =     the Acceptance Proportion in respect of that Relevant
                           PRI,


         subject to if T3 is zero or a negative number, T3 shall equal zero and no Additional Options shall be granted as a result;

         'ANNOUNCEMENT' has the meaning set out in CLAUSE 12;

         'APPLICATION FORM' means the application form for Subscription Shares and Subscriber Options attached to this agreement as ANNEXURE A;

         'ASIC' means the Australian Securities and Investments Commission;

         'ASX' means Australian Stock Exchange Limited;

         'BOARD' means the board of directors of Bendigo from time to time;

         'BUSINESS DAY' means a day on which Australian banks (as defined in the Corporations Act 2001 (Cth)) are open for general banking business in Victoria, excluding Saturdays and Sundays;

         'CLOSING DATE' has the meaning set out in CLAUSE 7.2;

         'COMPLETION' means completion of the subscription for and issue of the Subscription Shares and the grant of the Subscriber Options in accordance with CLAUSE 3;

         'COMPLETION DATE' means the date on which Completion occurs, being the date 3 Business Days after satisfaction or waiver (to the extent permitted) of all of the Conditions, or such other date as the parties agree in writing;

         'COMPLETION END DATE' has the meanings set out in CLAUSE 7.4;

         'CONDITION' means a condition set out in the second column of the table in SCHEDULE 1;

         'CONFIDENTIALITY AGREEMENT' means a confidentiality agreement dated 13 August 2001 between Bendigo and Harmony;

         'CONVERTIBLE SECURITY' has the same meaning as in the Listing Rules;

         'DECLINED SECURITIES' has the meaning set out in CLAUSE 7.7;

         'DEFAULTING PARTY' has the meaning set out in CLAUSE 13.1;

         'ENCUMBRANCE' means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of set-off or any other security agreement of arrangement in favour of any person;

         'EQUITY SECURITY' has the same meaning as in the Listing Rules;

         'EXPIRY DATE' means 31 December 2003;

         'FURTHER SHARES' means Shares issued after the date of this agreement;

         'HARMONY ENTITIES' means the Harmony Group and all Related Bodies Corporate of Harmony and all entities controlled by Harmony (and control for these purposes shall


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                                        3


         have the meaning given to that term in section 9 of the Corporations Act 2001 from time to time) from time to time;

         'HARMONY GROUP' means Harmony and each entity which is wholly owned subsidiary of Harmony at the date of:

         (a) issue of any Subscription Shares, Subscriber Options, Top-Up Shares, Top-Up Options, Additional Options or other Further Shares or New Securities under this agreement; or

         (b) transfer of any Options, pursuant to the terms and conditions of issue of the Options,

         to that entity;

         'INDEPENDENT EXPERT' has the meaning set out in CLAUSE 6.1;

         'ISSUE PRICE' has the meaning set out in CLAUSE 7.2;

         'LISTING RULES' means the listing rules of ASX from time to time;

         'MARKET PRICE' means the market price of the Shares from time to time, as quoted on the market operated by ASX;

         'MATERIAL ADVERSE CHANGE' means a change outside the ordinary course of Bendigo's business or operations which has an adverse effect on the business, financial condition or operations, or arrangements with key employees, of Bendigo and has a material and sustained adverse affect on the Market Price;

         'MEETING' has the meaning set out in CLAUSE 6.1;

         'NEW BENDIGO PROJECT' means Bendigo's project to explore for and mine gold from its tenements at Bendigo, Victoria;

         'NEW SECURITIES' means equity securities (other than Shares) issued after the date of this agreement;

         'OFFER' has the meaning set out in CLAUSE 7.2;

         'OFFERED ENTITLEMENT' has the meaning set out in CLAUSE 9.3;

         'OPTION' means an option to acquire by way of issue and allotment a Share, such option to be granted on the terms and conditions set out in
         SCHEDULE 2;

         'OPTIONHOLDING' means the number of then outstanding Options held by the Harmony Group from time to time;

         'PERCENTAGE HOLDING' means the Shareholding expressed as a percentage of the Actual Capital Base and denoted by A, where:

                  A =      B/D x 100

                  B =      the Shareholding at that time;

                  D =      the Actual Capital Base at that time;



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                                        4


         'PEER REVIEW PANEL' means a panel of experts that review aspects of the business carried on by Bendigo and report the results of their review directly to the managing director of Bendigo;

         'PRESCRIBED OCCURRENCE' means:

         (a) Bendigo converting all or any of its shares into a larger or smaller number of shares;

         (b)      Bendigo resolving to reduce its share capital in any way;

         (c)      Bendigo:

                  (i)      entering into a buy-back agreement; or

                  (ii) resolving to approve the terms of a buy-back agreement under section 257C or 257D of the Corporations Act 2001;

         (d) Bendigo making an issue of, or granting an option to subscribe for, any of its shares, or agreeing to make such an issue or grant such an option, except the issue or grant, or agreement to issue or grant, of:

                  (i) Shares upon the exercise of director or employee options currently on issue or issued pursuant to subparagraphs (iii) or (iv) below;

                  (ii) Shares to consultants or directors of Bendigo in lieu of fees or other remuneration, as approved by the Board from time to time;

                  (iii) Shares and options the subject of resolutions to be proposed at Bendigo's next annual general meeting after the date of this agreement;

                  (iv) options to participants in Bendigo's employee incentive schemes (in existence at the date of this agreement), as approved by the Board from time to time;

                  (v) Shares on conversion of convertible securities currently on issue, including those to be issued pursuant to the UniSuper Deed; and

                  (vi) without limiting subparagraph (v) above, Shares that may be issued in the manner or as contemplated by the UniSuper Deed.

         (e)      Bendigo issuing, or agreeing to issue, convertible notes;

         (f) Bendigo disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

         (g) Bendigo charging, or agreeing to charge, the whole, or a substantial part, of its business or property, other than in the ordinary course of Bendigo's business;

         (h)      Bendigo resolving that it be wound up;

         (i) the appointment of a liquidator or provisional liquidator to Bendigo;

         (j) the making of an order by a court for the winding up of Bendigo;

         (k) an administrator of Bendigo, being appointed under section 436A, 436B or 436C of the Corporations Act 2001;

         (l)      Bendigo executing a deed of company arrangement; or

         (m) the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of Bendigo;

         'PRO RATA ISSUE' means an issue of equity securities in Bendigo which has been offered on a pro rata basis to all holders of Shares (including a bonus issue), other than holders that Bendigo is not required by the Listing Rules to offer equity securities for issue on a pro rata basis;

         'RELATED BODY CORPORATE' has the meaning given in section 9 of the Corporations Act 2001;

         'RELEVANT ISSUE' has the meaning set out in CLAUSE 7.2;

         'RELEVANT PRI' has the meaning set out in CLAUSE 9.1;

         'REPORT' has the meaning set out in CLAUSE 6.1;

         'SECURITYHOLDING' means the sum of Shareholding and the number of unissued Shares the subject of convertible securities held by the Harmony Entities from time to time;

         'SHARE' means a fully paid ordinary share in the capital of Bendigo;

         'SHAREHOLDING' means the number of issued Shares held by the Harmony Entities;

         'SUBSCRIBER' means the member of the Harmony Group nominated by Harmony to Bendigo in writing from time to time as the recipient of any Subscription Shares, Subscriber Options, Top-Up Shares, Top-Up Options, Additional Options or other Further Shares or New Securities issued pursuant to this agreement, such nomination to be valid until replaced by a further notice of nomination;

         'SUBSCRIBER OPTIONS' means 360,000,000 Options granted to the Subscriber at Completion;

         'SUBSCRIBER UNDERWRITTEN SHARES' has the meaning set out in CLAUSE 8.3;

         'SUBSCRIPTION PRICE' means AUD50,000,000 (AUD0.17 per Subscription Share), being the total amount payable by the Subscriber for the Subscription Shares;

         'SUBSCRIPTION SHARES' means 294,117,647 Shares subscribed for by the Subscriber at Completion;

         'TAX' means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition and 'TAXATION' has a corresponding meaning;

         'TERMINATION DATE' means 31 December 2001 or such other date as the parties may agree in writing;

         'THIRD PARTY DILUTED CAPITAL BASE' means the diluted capital base of Bendigo from time to time held by persons other than the Harmony Entities, being equal to the number derived from the sum of the number of issued Shares held by persons other than the Harmony Entities at that time and the number of unissued Shares the subject of convertible securities on issue in Bendigo held by persons other than the Harmony Entities at that time;

         'TOP-UP OPTIONS' means the number of Options (if any) to be issued to the Subscriber after an issue of Further Shares the subject of a Relevant Issue in accordance with CLAUSE 7, being the number equal to T2 (where T2 is rounded down to the nearest whole number), where:

                  T2 = [ [Z x N / C] - S ] x AP

                  where:

                  Z = the Securityholding immediately prior to an issue of the Further Shares the subject of that Relevant Issue;

                  N = the number of Further Shares issued to persons other than the Subscriber under that Relevant Issue;

                  C = the Third Party Diluted Capital Base immediately before an issue of Further Shares under that Relevant Issue;

                  S = the number of Top-Up Shares offered to the Subscriber under the Relevant Issue;

                  AP = the Acceptance Proportion in respect of that Relevant Issue;

         'TOP-UP SHARES' means the Further Shares to be offered to the Subscriber at the time of a Relevant Issue, being the number equal to T1 (rounded down to the nearest whole number), calculated in accordance with the following formula (subject to any adjustment made in accordance with CLAUSE 7.3(d)):

         T1 = S x N / C

         where:

         S =      the Shareholding at the time of the Relevant issue;

         C = the number of issued Shares held by persons other than the Harmony Entities at the time of the Relevant Issue;

         N = the total number of Shares being offered to a person other than the Subscriber under the Relevant Issue;

         'UNDERWRITING NOTICE' has the meaning set out in CLAUSE 8.2;

         'UNDERWRITING TERMS' has the meaning set out in CLAUSE 8.2;

         'UNDERWRITTEN ISSUE' has the meaning set out in CLAUSE 8.1;

         'UNDERWRITTEN SHARES' has the meaning set out in CLAUSE 8.2;

         'UNISUPER DEED' means the convertible note deed dated 24 April 2001 between Bendigo and UniSuper Limited; and

         'WARRANTY' has the meaning set out in CLAUSE 4.3.

2.       CONDITIONS

2.1      CONDITIONS

         Completion must not occur until all of the Conditions are fulfilled or waived (to the extent permitted).

2.2      WAIVER OF CONDITIONS

         A Condition may only be waived in writing by agreement between the parties and will be effective only to the extent specifically set out in that waiver, except that no waiver of a Condition which is contrary to law or the Listing Rules is valid.

2.3      CONDUCT OF THE PARTIES

         Each party must use all reasonable efforts within its own capacity to ensure that each Condition is fulfilled before 5.00 pm on the Termination Date.

2.4      CERTAIN NOTICES

         If, at any time before Completion, a party becomes aware of the occurrence of any event which:

         (a) constitutes a Prescribed Occurrence which is not in accordance with or contemplated by this agreement;

         (b) in the opinion of the party acting reasonably in all the circumstances is likely to result in:

                  (i) a Condition being unable to be satisfied prior to the Termination Date;

                  (ii) a representation or warranty provided in this agreement to be materially false at Completion;

                  (iii) a Prescribed Occurrence which is not in accordance with or contemplated by this agreement; or

                  (iv)     a Material Adverse Change,

         that party must immediately give written notice to the other party of that event.

2.5      TERMINATION

         If Completion has not occurred on or prior to 5 pm on the Termination Date, or such later date as agreed between the parties in writing, either party may by notice in writing terminate this agreement.



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                                        8


2.6      ACTION ON TERMINATION

         On termination of this Agreement under CLAUSE 2.5, CLAUSE 13 applies.

3.       SUBSCRIPTION FOR SHARES

3.1      ACTIONS ON COMPLETION

         Subject to the satisfaction or waiver of all Conditions, on the Completion Date Harmony must procure that the Subscriber:

         (a) gives a completed Application Form for the Subscription Shares and Subscriber Options; and

         (b)      pays (in cleared funds) the Subscription Price,

         to Bendigo.

3.2      ACTIONS BY BENDIGO

         Subject to the satisfaction or waiver of all Conditions and the completion by Harmony and the Subscriber of their obligations under CLAUSE 3.1, Bendigo must:

         (a)      issue the Subscription Shares;

         (b)      issue a holding statement for the Subscription Shares;

         (c)      grant the Subscriber Options; and

         (d)      issue an option certificate for the Subscriber Options,

         to the Subscriber, and as soon as practicable thereafter, make application for the Subscription Shares to be granted official quotation on ASX.

3.3      CONDITIONS OF ISSUE

         The Subscription Shares and Subscriber Options will be issued subject to Bendigo's constitution, the Corporations Act 2001 and the Listing Rules. Harmony acknowledges that the Subscriber Options will not be listed for quotation on any stock or securities exchange.

3.4      CONFIDENTIALITY AGREEMENT

         The parties agree that, with effect on and from Completion, the Confidentiality Agreement shall, by mutual agreement, terminate, subject only to any accrued rights of a party arising from the Confidentiality Agreement.

4.       WARRANTIES

4.1      MUTUAL WARRANTIES

         Each party warrants to each other party, at the date of this agreement, that:

         (a) it is a corporation validly existing under the laws of its place of incorporation;



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                                        9


         (b) it has the power and authority to enter into and perform its obligations under this agreement;

         (c) the execution, delivery and performance of this agreement by it will constitute legal, valid and binding obligations of it, enforceable in accordance with its terms;

         (d) no meeting has been convened, resolution proposed, application made, petition presented or order made for the winding up of it and no receiver, receiver and manager, provisional liquidator, liquidator or other officer of a court has been appointed in relation to any of its assets and no mortgagee has taken or attempted or indicated in any manner any intention to take possession of any of its assets; and

         (e) it has taken all necessary corporate action to authorise entry into this agreement and has taken or will take all necessary corporate action to authorise its performance of this agreement and to carry out its obligations under this agreement;

         (f) the execution, delivery and performance of this agreement by it will not violate:

                  (i) any legislation or rule of law or regulation, authorisation, consent or any order or decree of any governmental authority;

                  (ii) its constitution or any legislation, rules or other document constituting that party or governing its activities; or

                  (iii) any instrument to which it is a party or which is binding on it or any of its assets,

                  and will not result in the creation or imposition of any encumbrance or restriction of any nature on any of its assets.

4.2      BENDIGO WARRANTIES

         In addition to the warranties given by Bendigo in CLAUSE 4.1, Bendigo also warrants to Harmony, as at the date of this agreement and immediately prior to Completion that:

         (a) it is not subject to any actual or contingent obligation to issue or convert equity securities except:

                  (i)      as required or contemplated by this agreement; or

                  (ii) the issue of Shares upon the exercise of director or employee options currently on issue or issued pursuant to subparagraphs (iv) or (v) below;

                  (iii) the issue of Shares to consultants or directors of Bendigo in lieu of fees or other remuneration, as approved by the Board from time to time;

                  (iv) the issue of Shares and grant of options the subject of resolutions to be proposed at Bendigo's next annual general meeting;

                  (v) the grant of options to participants in Bendigo's employee incentive schemes (in existence at the date of this agreement), as approved by the Board from time to time;

                  (vi) the issue of Shares on conversion of convertible securities currently on issue, including those to be issued pursuant to the UniSuper Deed; and

                  (vii) without limiting subparagraph (vi) above, the issue of Shares in the manner or as contemplated by the UniSuper Deed;

         (b) there is no material Encumbrance over all or any of the present or future assets of the Bendigo or the revenues of the Bendigo business except a royalty agreement with Western Mining Corporation Limited in respect of revenues earned from certain tenements up to a maximum of $8,000,000;

         (c) it is not in material default under any agreement binding on it or a substantial part of its assets, nor has anything occurred which is or would with the giving of notice and/or lapse of time constitute an event of material default any such agreement where such default or event would have a material and sustained adverse effect upon the Market Price;

         (d) the Subscription Shares on Completion will be free of any Encumbrance, fully paid up and duly issued and allotted in accordance with Bendigo's constitution and, so far as it applies to, and requires of, Bendigo, the Corporations Act 2001;

         (e) as at the date of this agreement, Bendigo has no equity securities on issue other than:

                  (i)      581,973,274 Shares;

                  (ii)     23,937,000 options over Shares; and

                  (iii) convertible notes to the face value of $6,000,000, the principal and accrued interest in respect of which are convertible into Shares in accordance with the UniSuper Deed;

         (f) the existing options over Shares issued by Bendigo comply in all material respects with the requirements of the Listing Rules as at the time of issue and are issued in all material respects on terms disclosed to Harmony prior to the date of this agreement;

         (g) does not have, nor has ever had, any subsidiaries or subsidiary undertakings; and

         (h) no Material Adverse Change or Prescribed Occurrence has occurred and is subsisting.

4.3      WARRANTY LIMITATIONS - TIME LIMIT

         Each of the warranties given by Bendigo under CLAUSES 4.1 AND 4.2 ('WARRANTIES'):

         (a) is separate and independent and is not limited by reference to any other Warranty; and



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                                       11


         (b) may only be the subject of a claim if such claim is made within 12 months of Completion.

4.4      QUALIFICATIONS

         The Warranties are given subject to and are qualified by:

         (a) those matters expressly disclosed in this agreement or provided under the UniSuper Deed; and

         (b) any other information relating to Bendigo which is in the public domain.

4.5      EXCLUSIONS

         Each Harmony Entity agrees with Bendigo that:

         (a) the only representations and warranties on which Harmony has relied in entering into this agreement are those set out in CLAUSE 4; and

         (b) to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by Bendigo or its officers, employees, agents or representatives are expressly excluded.

4.6      FINANCIAL LIMITS

         No Harmony Entity may make a claim for breach of Warranty:

         (a) unless the amount claimed in respect of the claim is $200,000 or more; and

         (b)      until the aggregate of all claims exceeds $2,000,000.

4.7      MAXIMUM AGGREGATE LIABILITY FOR CLAIMS

         The maximum liability of Bendigo (including legal costs and expenses incurred in defending a claim from a third party), as a result of all claims by all Harmony Entities for breach of Warranty is limited to $25,000,000.

4.8      ENFORCEMENT OF WARRANTIES ON BEHALF OF HARMONY GROUP

         CLAUSES 4.1 AND 4.2 are held by Harmony for the benefit of itself and each member of the Harmony Group and may be enforced by Harmony on behalf of the relevant member of the Harmony Group.

5.       FURTHER RIGHTS

5.1      RIGHT TO PURCHASE SHARES

         Subject always to the Corporations Act 2001 and the Listing Rules, Bendigo acknowledges and agrees that each member of the Harmony Group shall, from Completion, have the right to purchase Shares on or outside the market conducted from time to time by ASX.



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                                       12


5.2      INVITATION TO NOMINATE BOARD MEMBER

         Subject always to Bendigo's constitution, the Corporations Act 2001 and the Listing Rules, Bendigo agrees that it will invite Harmony to nominate a person to be elected to the Board at the next general meeting of Bendigo members after execution of this agreement, such election to be subject to, and have effect from, Completion.

5.3      INVITATION TO NOMINATE PEER REVIEW PANEL MEMBER

         Bendigo agrees that, upon Completion, Harmony will, for so long as the Percentage Holding exceeds 25%, be entitled to appoint a person to Bendigo's Peer Review Panel. Harmony shall be responsible for all liability to, and claims by that person relating to the appointment, engagement and removal of such a person.

5.4      MINING EXECUTIVE'S APPOINTMENT

         Bendigo agrees that, after Completion, provided that the Percentage Holding exceeds 25%, Bendigo will, in consultation with Harmony, consider in good faith (but not be obliged to agree) the appointment of a nominee of Harmony, whom shall be suitably qualified for the position and appropriate in all the circumstances, as the senior executive responsible for mining and ore treatment for the New Bendigo Project.

6.       APPROVAL OF BENDIGO SHAREHOLDERS

6.1      SHAREHOLDERS' MEETING

         Each party agrees to do all things reasonably within its power to enable Bendigo to:

         (a) convene a general meeting of Bendigo's shareholders ('MEETING') to consider resolutions, among others, seeking (subject to CLAUSE 6.2) approval of:

                  (i) the issue of the Subscription Shares by Bendigo to the Subscriber for the purposes of section 611, exception 7, of the Corporations Act 2001 and Listing Rule Chapter 7;

                  (ii) the issue by Bendigo to the Subscriber of the Subscriber Options (including Shares to be issued upon exercise of the Subscriber Options) referred to in this document for the purposes of section 611, exception 7 of the Corporations Act 2001 and Listing Rule Chapter 7; and

                  (iii) the issue of any Top-Up Shares, any Top-Up Options and any Additional Options (including Shares to be issued upon exercise of any Top-Up Options and any Additional Options) by Bendigo to the Subscriber for the purposes of section 611, exception 7, of the Corporations Act 2001;

         (b) use its reasonable endeavours to hold the Meeting by 18 December 2001;

         (c) for the purposes of the Meeting, commission an independent expert ('INDEPENDENT EXPERT') to provide a report of the type described in ASIC Policy Statement 74 as to whether all or any of the proposed acquisitions by Harmony Entities under this agreement (to the extent relevant) are "fair and reasonable" to Bendigo's shareholders ('REPORT');

         (d) use its reasonable endeavours to seek, in the notice of meeting, a recommendation from at least a majority of the members of the Board of all resolutions which are to be considered at the Meeting which arise out of matters referred to in this agreement, subject to any requirement of any applicable laws or the Listing Rules;

         (e) before the Meeting, refrain from publishing any statement or taking any action which states or suggests that any of the resolutions and which are to be considered at the Meeting which arise out of matters referred to in this agreement are not recommended by at least a majority of the Board, subject to any requirements of any applicable laws or the Listing Rules; and

         (f) prepare a notice of meeting and explanatory statement to its shareholders in respect of the Meeting which (subject to CLAUSE 6.2) complies with all relevant legal and regulatory requirements, policies and guidelines and which incorporates any comments made by Harmony necessary for compliance with its reasonable view as to the applicable legal and regulatory requirements (and in that regard Bendigo must give Harmony reasonable opportunity to comment on the draft of such documents prior to their issue).

6.2      NO WARRANTY OR REPRESENTATION

         Despite any other provision of this agreement or any other matter, circumstance or event (whether occurring before or after the date of this agreement), Harmony acknowledges that Bendigo makes no, and will not be obliged to make at any time any, warranty or representation to Harmony, or any other party, regarding whether or not:

         (a) all or any of the resolutions the subject of or contemplated by this agreement and proposed at the Meeting, comply, in whole or in part, with section 611 (item 7) of the Corporations Act 2001; and

         (b) the acquisition by the Subscriber or any Harmony Entity of securities in Bendigo, whether issued pursuant to this agreement or on exercise of any option over unissued Shares granted pursuant to this agreement, contravenes in any respect section 606 of the Corporation Act 2001,

         and the warranties and representations given by Bendigo in this agreement or otherwise are to be read down accordingly.

7.       PARTICIPATION RIGHT

7.1      RIGHT TO PARTICIPATE IN ISSUE OF FURTHER SHARES

         If:

         (a) at any time during the period after Completion until the Expiry Date, Bendigo wishes to issue Further Shares other than:

                  (i)      to a Harmony Entity; or

                  (ii)     pursuant to a Pro Rata Issue; or

                  (iii) the issue of Shares to directors or consultants of Bendigo in lieu of fees or other remuneration, as approved by the Board from time to time; or

                  (iv) on the conversion of convertible securities in Bendigo (including without limitation any Subscriber Options, Top-Up Options or Additional Options); or

                  (v) without limiting subparagraph (iv) above, the issue of Shares in the manner or as contemplated by the UniSuper Deed; and

         (b) immediately prior to the offer of those Further Shares, the Percentage Holding exceeds 25%,

         the Subscriber shall have a non-assignable right to subscribe for a portion of those Further Shares in accordance with this CLAUSE 7.

7.2      OFFER OF FURTHER SHARES

         Subject to CLAUSE 7.1, if Bendigo wishes to issue Further Shares ('RELEVANT ISSUE'), Bendigo must make an offer in writing to the Subscriber of Further Shares ('OFFER') on or about the same time as any offer of Further Shares is made to a person other than the Subscriber and must specify in the Offer:

         (a) the total number of Further Shares Bendigo will offer under the Relevant Issue to persons other than the Subscriber;

         (b) the price at which each Further Share is offered, or in the event that non-cash consideration is to he provided, the cash value ascribed to such consideration on a per Share basis ('ISSUE PRICE');

         (c)      the number of Top-Up Shares to be offered to the Subscriber;
                  and

         (d) the closing date of the Offer ('CLOSING DATE') being no earlier than the date 10 Business Days after the date of the Offer.

7.3      ACCEPTANCE OF OFFERS

         The Subscriber may accept or reject an Offer made pursuant to CLAUSE
         7.2 for all or part of the Top-Up Shares offered to the Subscriber by giving written notice to Bendigo on or before the Closing Date. Such an acceptance:

         (a) must state the number of Top-Up Shares subscribed for ('ACCEPTED TOP-UP SHARES');

         (b) can be conditional only in respect of compliance with any applicable laws and Listing Rules and on the obtaining of any necessary regulatory approvals (which conditions may be for the benefit of both parties);

         (c)      will be irrevocable; and

         (d) will be deemed to be an acceptance for a lesser number of Top-Up Shares in the event that the actual number of Further Shares issued under the Relevant Issue is less than the total number of Further Shares specified in the Offer, in which case the number of the Accepted Top-Up Shares will be recalculated and reduced by the same proportion that the actual number of Further Shares issued bears to the total number of Further Shares specified in the Offer.

         If no acceptance is received by 5:00 pm (Melbourne time) on the Closing Date, the Subscriber will be deemed to have rejected that Offer provided that the Offer was sent to the Subscriber in all material respects in accordance with the provisions of CLAUSE 14.

7.4      COMPLETION DATE

         If the Subscriber has accepted an Offer in accordance with CLAUSE 7.3 and all conditions of that acceptance have been satisfied, or waived in writing, completion of the issue of the Accepted Top-Up Shares pursuant to such Offer must take place at a venue in Australia to be agreed between the parties (or failing agreement, at Bendigo's registered office) on a date which must:

         (a) be the same as the completion date for the Relevant Issue to third parties;

         (b) be no later than 3 months after the Closing Date ('COMPLETION END DATE'); and

         (c) subject to paragraphs (a) and (b) of this CLAUSE 7.4, be otherwise agreed by the parties.

7.5      COMPLETION OF SUBSCRIPTION FOR FURTHER SHARES

         At completion of a subscription for Further Shares:

         (a) the Subscriber must subscribe for the Accepted Top-Up Shares by delivering a bank cheque to Bendigo (or other cleared funds acceptable to Bendigo) in payment of the aggregate Issue Price for the Accepted Top-Up Shares;

         (b) Bendigo must deliver to the Subscriber the certificate(s) or holding statement(s) relating to the Accepted Top-Up Shares; and

         (c) Bendigo, must as soon as practicable thereafter, make application for such Accepted Top-Up Shares to be quoted on the official list of the ASX.

7.6      GRANT OF TOP-UP OPTIONS FOLLOWING A SUBSCRIPTION FOR TOP-UP SHARES

         If and only if the Subscriber has completed a subscription for Accepted Top-Up Shares in accordance with CLAUSE 7.5; Bendigo must:

         (a) immediately upon the issue of the Accepted Top-Up Shares, grant (and the Subscriber must accept that grant) the relevant number of Top-Up Options; and

         (b) within 10 Business Days thereafter, deliver to the Subscriber the certificate(s) or holding statement(s) relating to the relevant number of Top-Up Options.

         The Subscriber acknowledges and agrees that the issue of Top-Up Options in accordance with this CLAUSE 7 satisfies in full any obligation of Bendigo pursuant to the terms of issue (including paragraph 6) of the Subscriber Options in SCHEDULE 2.

7.7      THIRD PARTY ISSUE

         If, after the procedure set out in this CLAUSE 7 has been complied with, any of the Top-Up Shares have not been subscribed for by the Subscriber (whether due to partial or non-acceptance of the Offer pursuant to CLAUSE 7.3 or the deemed rejection of the Offer arising out of the Subscriber's failure to complete the subscription for the Accepted Top-Up Shares by the Completion End Date) (those Top-Up Shares not subscribed for being the 'DECLINED SECURITIES'):

         (a) Bendigo may issue the Declined Securities to a person other than a Harmony Entity on terms and conditions which are no less favourable to Bendigo than the terms and conditions set out in the Issue Notice at any time before the expiry of 3 months after the Completion End Date; and

         (b) this CLAUSE 7 will not apply to the issue of these Declined Securities by Bendigo pursuant to CLAUSE 7.7(a).

7.8      SHAREHOLDER APPROVAL

         If, in accordance with any of CLAUSES 7.1, 7.9 OR 9.1, Bendigo wishes to issue New Securities or Further Shares which, if issued, would result in the obligation to issue Top-Up Options or Additional Options to the Subscriber pursuant to this agreement, Bendigo shall not make such issue unless it obtains the approval of shareholders of Bendigo in a general meeting for the issue and exercise of the relevant Top-Up Options or Additional Options:

         (a)      if and only if required by ASX or the Listing Rules; and

         (b)      if:

                  (i) Harmony acting reasonably (having regard to any shareholder or other regulatory approval (including any ASIC relief) previously obtained and any other relevant circumstances) so requests, such approval to be obtained pursuant to section 611 (item 7) of the Corporations Act 2001; and

                  (ii) Harmony agrees to pay and indemnify Bendigo for all costs (including legal costs) reasonably incurred by Bendigo in complying with ASIC Policy Statement 74 and section 611 (item 7) of the Corporations Act 2001, to the extent such costs exceed those incurred by Bendigo pursuant to paragraph (a) above.

7.9      ISSUES OF NEW SECURITIES

         If:

         (a) at any time during the period from Completion until the Expiry Date; and

         (b) immediately prior to the issue of New Securities the Percentage Holding exceeds 25%,

         Bendigo may not issue New Securities other than:

                  (i)      pursuant to a Pro Rata Issue; or

                  (ii) to directors or consultants of Bendigo in lieu of their fees or other remuneration (as approved by the Board from time to time); or

                  (iii) to participants in Bendigo's employee incentive scheme (as approved by the Board from time to time, and whether such scheme is existing at the time of this agreement or is subsequently adopted), unless such issue of New Securities is subject to reasonable conditions agreed between Bendigo and Harmony (each party acting reasonably) which ensure that the Securityholding is not diluted without Harmony having an opportunity to maintain the Securityholding on terms no less favourable than those applicable to other offerees of the New Securities being offered under the proposed issue.

7.10     PROCEDURE ON CONVERSION OF EQUITY SECURITIES

         In the event that Bendigo receives from any holder of equity securities which are convertible into Shares ('THIRD PARTY SECURITIES HOLDER'), notice that such Third Party Securities Holder intends to convert those equity securities into Shares ('NOTICE OF CONVERSION'), Bendigo must:

         (a) promptly give notice to Harmony of the intended conversion, such notice to include details of the number of Shares to which the Third Party Securities Holder will be entitled upon conversion;

         (b) refrain from issuing the Shares to the Third Party Securities Holder for a period of 5 Business Days from receipt of the Notice of Conversion, subject to the terms of conversion for such equity securities requiring their issue earlier in time; and

         (c) if a Harmony Group member notifies Bendigo that it wishes to exercise Options or other New Securities in order to prevent dilution of its Shareholding, ensure that the Shares issued to the Third Party Securities Holder and the Harmony Group member (provided that the Harmony Group member has exercised the relevant Options in accordance with the requirements for exercise of those Options pursuant to Schedule 2 including the payment in cleared funds of the aggregate Exercise Price) are issued contemporaneously, subject to the terms of conversion for such equity securities requiring their issue earlier in time.

8.       RIGHT OF FIRST REFUSAL TO UNDERWRITE

8.1      UNDERWRITTEN CAPITAL RAISING

         If:

         (a) at any time during the period from Completion until the Expiry Date, Bendigo undertakes (or proposes to undertake) an underwritten Pro Rata Issue of Shares ('UNDERWRITTEN ISSUE'); and

         (b) on the date Bendigo notifies the Subscriber of the proposed Underwritten Issue pursuant to CLAUSE 8.2, the Percentage Holding exceeds 25%, the Subscriber will have a non-assignable right of first refusal to underwrite the Underwritten Issue in accordance with this CLAUSE 8. For the avoidance of doubt, the Subscriber may elect to underwrite the whole or part only of the Underwritten issue.

8.2      UNDERWRITING NOTICE

         Subject to CLAUSE 8.1, Bendigo must give a notice ('UNDERWRITING NOTICE') to the Subscriber stating that it wishes to conduct an Underwritten Issue and must specify in the Underwriting Notice:

         (a) the approximate number of Shares Bendigo proposes to issue under the Underwritten Issue ('UNDERWRITTEN SHARES');

         (b) the price at which Bendigo wishes to issue the Underwritten Shares; and

         (c) the other material terms of the Underwritten Issue and the material terms for underwriting the Underwritten Issue ('UNDERWRITING TERMS').

8.3      ACCEPTANCE OF OFFER

         Subject to complying with the Corporations Act 2001 and the Listing Rules, the Subscriber may accept or reject the offer to underwrite in full or in part the Underwritten Issue for the Underwritten Shares in accordance with the Underwriting Terms by giving written notice to Bendigo on or before the date 10 Business Days after receipt of the Underwriting Notice. Such an acceptance:

         (a) is conditional only in respect of compliance with any applicable laws and Listing Rules and on the obtaining of any necessary regulatory approvals, (which conditions may be for the benefit of both parties), which approvals must be obtained within 45 days of the date of acceptance, otherwise the acceptance is of no effect;

         (b)      is irrevocable;

         (c) if partial only, must advise to the extent of the partial underwriting (the Underwritten Shares the Subscriber agrees to underwrite being the 'SUBSCRIBER UNDERWRITTEN SHARES');

         (d) will be deemed to include an agreement from each Harmony Entity to subscribe for all of each Harmony Entity's entitlement (if any), as a securityholder in Bendigo on the applicable record date, under the Underwritten Issue; and

         (e) will be deemed to include an agreement to execute all such agreements and documents as are necessary or desirable to give full effect to the Subscriber's underwriting obligation arising under this CLAUSE 8 from its acceptance.

         If no acceptance is received by 5:00 pm (Melbourne time) the date 10 Business Days after receipt of the Underwriting Notice, the Subscriber will be deemed to have rejected the offer to underwrite any of the Underwritten Issue.

8.4      UNDERWRITING

         If the Subscriber accepts the offer to in full or in part underwrite the Underwritten Issue in accordance with CLAUSE 8.3, the Subscriber must underwrite the Underwritten Issue in accordance with the Underwriting Terms in respect of the Subscriber Underwritten Shares (including subscribing for that proportion of any shortfall in respect of the Underwritten Issue up to an amount equal to the Subscriber Underwritten Shares) and otherwise in compliance with the Corporations Act 2001 and the Listing Rules.

8.5      THIRD PARTY UNDERWRITING

         If, after the procedure set out in this CLAUSE 8 has been complied with, the Subscriber does not or does not agree to fully underwrite all of the Underwritten Issue, Bendigo may obtain third party underwriting for the remaining part of the Underwritten Issue on terms and conditions which are no less favourable to Bendigo than the terms and conditions set out in the Underwriting Notice at any time before the expiry of 3 months after the date of the Underwriting Notice.

9.       GRANT OF OPTIONS ON PRO RATA ISSUE

9.1      RIGHT TO RECEIVE OPTIONS ON PRO RATA ISSUE

         If;

         (a) at any time during the period from Completion until the Expiry Date Bendigo issues securities pursuant to a Pro Rata Issue ('RELEVANT PRI'); and

         (b) on the record date for the Relevant PRI the Percentage Holding exceeds 25%;

         the Subscriber shall have a non-assignable right to receive a grant of Additional Options in accordance with this CLAUSE 9.

9.2      PRO RATA ISSUE

         The Subscriber shall in all other respects be entitled to participate on exactly the same terms as any other shareholder in Bendigo in any Relevant PRI.

9.3      COMPLETION DATE

         If the Harmony Entities:

         (a) have been offered an entitlement to a number of securities as part of the Relevant PRI ('OFFERED ENTITLEMENT');

         (b) have accepted all or part of the Offered Entitlement (such number accepted to be the 'ACCEPTED ENTITLEMENT');

         (c) have provided Bendigo with cleared funds for the Accepted Entitlement,

         then at completion of the Relevant PRI, the Subscriber shall be entitled to receive a grant of Additional Options in accordance with CLAUSE 9.5.

9.4      COMPLETION OF A RELEVANT PRI

         Bendigo agrees that if the Harmony Entities accept all or part of an Offered Entitlement under a Relevant PRI, Bendigo will ensure that all equity securities issued under the Pro

         Rata Issue in question shall be issued and allotted to all shareholders who participate in the Pro Rata Issue contemporaneously.

9.5      GRANT OF TOP-UP OPTIONS FOLLOWING A SUBSCRIPTION FOR TOP-UP SHARES

         If and only if the Harmony Entities have complied with its obligations under CLAUSE 9.3; Bendigo must:

         (a) immediately upon the issue of securities pursuant to the Relevant PRI, grant (and the Subscriber must accept that grant) the relevant number of Additional Options; and

         (b) within 10 Business Days thereafter, deliver to the Subscriber the certificate(s) or holding statement(s) relating to the relevant number of Additional Options.

10.      GUARANTEE

10.1     GUARANTEE

         In consideration of Bendigo agreeing to enter into and perform its obligations under this agreement, Harmony unconditionally and irrevocably guarantees to Bendigo the due and punctual performance of the Subscriber's obligations under this agreement (the 'GUARANTEED OBLIGATIONS').

10.2     PERFORM OBLIGATIONS

         If a Subscriber defaults in the due and punctual performance of any or all of the Guaranteed Obligations, Harmony must pay any money, do any thing or cause the performance of any other obligation comprising the Guaranteed Obligations on demand to or as directed by Bendigo.

11.      DIVIDEND POLICY

         Subject to the law, including the Corporations Act 2001, the parties acknowledge that it is Harmony's firm intention to support the distribution of a high proportion of the distributable profit generated by Bendigo as dividends. To this end Harmony considers that 60% of profits after tax of Bendigo, after provision for capital expenditure requirements specifically in relation to the New Bendigo Project, to be an appropriate guideline.

12.      PUBLICITY

         A party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this agreement ('ANNOUNCEMENT') unless:

         (a) it is required to be made by law or the Listing Rules and before it is made that party has:

                  (i)      notified the other party; and

                  (ii) given the other party a reasonable opportunity to comment on the contents of, and the requirement for, the Announcement; or

         (b)      it has the prior approval of both Harmony and Bendigo.

13.      TERMINATION

13.1     DEFAULT

         If either Bendigo, Harmony or any Subscriber ('DEFAULTING PARTY') defaults in the performance of any of its obligations under this agreement and the default:

         (a)      is not capable of being remedied; or

         (b) if capable of being remedied, is not remedied within 10 Business Days after notice requiring it to be remedied is given to the Defaulting Party by the party not in default,

         the party not in default may immediately terminate this agreement by giving notice in writing to the other party.

13.2     AFTER TERMINATION

         On termination of this agreement for any reason, each party must stop, and must cause its permitted disclosees to stop, using confidential information of another party and, at the other party's option destroy and certify in writing to the other party the destruction of all confidential information in its possession or control.

13.3     SURVIVAL

         CLAUSES 12 and 13 continue to apply after termination of this agreement.

13.4     ACCRUED RIGHTS

         Termination of this agreement does not affect any accrued rights or remedies of a party.

14.      NOTICE

14.1     FORM

         A party giving notice or notifying under this agreement must do so in writing:

         (a) directed to the recipient's address specified in this clause, as varied by any notice; and

         (b) hand delivered or sent by prepaid post or facsimile to that address.

         The parties' addresses and facsimile numbers are:

         BENDIGO

         Bendigo Mining N.L., 66 Ham Street, Kangaroo Flat, Victoria 3555, AUSTRALIA

         Facsimile No: +61 3 5447 1835

         Attention: Mr A D Buerger/ Mr H Dusseljee (Company Secretary)

         HARMONY

         Harmony Gold Mining Company Ltd, PO Box 2, Randfontein 1760, South
         Africa

         Facsimile No: 0011 27 11693 2411

         Attention: Ted Grobicki/Fred Baker (Company Secretary)

         Copy to: John Elliott, c/- Clayton Utz (Fax number (02) 9251 7832)

         SUBSCRIBER

         Addressed to the Subscriber notified to Bendigo in writing by Harmony, c/- Harmony (at the contact address set out above or such other address as is notified to Bendigo from time to time).

14.2     DELIVERY

         A notice given in accordance with CLAUSE 14.1 is taken to be received (all times to be the local time at the recipient's location):

         (a)      if hand delivered, on delivery;

         (b)      if sent by prepaid post, seven days after the date of posting;
                  or

         (c) if sent by facsimile, at the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, if it is taken to be received before 5:00 pm on a Business Day, otherwise it is taken to be received at 9:00 am on the next Business Day.

15.      FURTHER ACTION

         Each party must use its best efforts to do all things necessary or desirable to give full effect to this agreement.

16.      DURATION OF PROVISIONS

         On completion of the transactions contemplated in this agreement, the provisions of this agreement will not merge and, to the extent any provision has not been fulfilled, will remain in force.

17.      SEVERABILITY

         Part or all of any provision of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining provisions of this agreement continue in force.

18.      COSTS

         Each party must bear its own costs of negotiating, preparing and executing this agreement.

19.      STAMP DUTY AND OTHER TAXES

         Harmony must pay all stamp duty or other Taxes on or in respect of:

         (a)      this agreement;

         (b) any instrument, document or transaction relating to the issue or grant of equity securities to the Subscriber contemplated by this agreement; and

         (c) any instrument or document required under any relevant law in connection with any transaction relating to the issue or grant of equity securities to the Subscriber contemplated by this agreement.

20.      WAIVER

         (a) Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this agreement by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this agreement.

         (b) Any waiver or consent given by any party under this agreement will only be effective and binding on that party if it is given or confirmed in writing by that party.

         (c) No waiver of a breach of any term of this agreement will operate as a waiver of another breach of that term or of a breach of any other term of this agreement.

21.      COUNTERPARTS

         This agreement may be executed in any number of counterparts.

22.      ENTIRE AGREEMENT

         This agreement and the Confidentiality Agreement:

         (a) constitute the entire agreement between the parties as to their subject matter; and

         (b) in relation to that subject matter, supersede any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

23.      AMENDMENT

         This agreement may only be varied by a document signed by or on behalf of each of the parties.

24.      ASSIGNMENT

         Subject to CLAUSES 7.1, 8.1 AND 9.1 under which the Subscriber's rights are non-assignable and therefore cannot be assigned without a prior amendment to, and in accordance with, this agreement, a party must not assign or otherwise deal with this agreement or any right under this agreement without the prior written consent of the other party, which consent it may withhold in its absolute discretion.

25.      GOVERNING LAW AND JURISDICTION

25.1     LAW

         This agreement is governed by the law applicable in Victoria, Australia.

25.2     JURISDICTION

         Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia.

26.      INTERPRETATION

         In this agreement, unless the contrary intention appears:

         (a) headings are for ease of reference only and do not affect the meaning of this agreement;

         (b) the singular includes the plural and vice versa and words importing a gender include other genders;

         (c) other grammatical forms of defined words or expressions have corresponding meanings;

         (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedules and annexures;

         (e) a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

         (f) a reference to 'A$', '$A', 'AUD', 'dollar' or '$' is a reference to Australian currency;

         (g) a reference to a specific time for the performance of an obligation is a reference to that time in the State, Territory or other place where that obligation is to be performed;

         (h) words and expressions importing natural persons include partnerships, bodies corporate, trustees of trusts, associations, governments and governmental and local authorities and agencies; and

         (i) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

EXECUTED as an agreement.


EXECUTED by BENDIGO MINING        )
N.L.                              )
                                  )


/s/ ALAN DOUGLAS BUERGER                    /s/
----------------------------------          ------------------------------------
Signature of director                       Signature of company secretary
                                            (Please delete as applicable)


Alan Douglas Buerger
----------------------------------          ------------------------------------
Name of director (print)                    Name of company secretary (print)


EXECUTED by HARMONY GOLD          )
MINING COMPANY LTD                )
                                  )

/s/ THADDEUS S.A. GROBICKI                  /s/ FREDERICK WILLIAM BAKER
----------------------------------          ------------------------------------
Signature of director                       Signature of company secretary
                                            (Please delete as applicable)


Thaddeus S.A. Grobicki                      Frederick William Baker
----------------------------------          ------------------------------------
Name of director (print)                    Name of company secretary (print)

                                   SCHEDULE 1

                                   CONDITIONS


NO.                                           CONDITION
---                                           ---------
1.       Under the Foreign Acquisitions and Takeovers Act 1975 (Cth) ('FATA'),
         the Treasurer of the Commonwealth of Australia consents to the issue of the Subscription Shares and the grant of the Subscriber Options
         (including the issue of the relevant Shares upon exercise of the
         Subscriber Options) contemplated by this agreement. If that consent is given subject to conditions or requirements, this Condition is not fulfilled unless those conditions or requirements are reasonably acceptable to Harmony and Bendigo.

         For the purpose of this Condition, the Treasurer will be taken to have consented to the issue of the Subscription Shares and the grant of the Subscriber Options under this agreement if:

         (a) the Treasurer issues a notice under the FATA stating that the Commonwealth Government does not object to the issue of the Subscription Shares and the grant of the Subscriber Options
                  (including the issue of the relevant Shares upon exercise of the Subscriber Options); or

         (b) the Treasurer is, by reason of lapse of time, not empowered to make an order under the FATA in relation to the issue of the Subscription Shares and the grant of the Subscriber Options
                  (and the issue of the relevant Shares upon exercise of the Subscriber Options).

2. Bendigo has passed, in accordance with the Listing Rules, a resolution in general meeting approving the appointment of Mr T. Grobicki, or another representative of Harmony to Bendigo's satisfaction (acting reasonably), to the Board of Bendigo.

3. Bendigo has passed, in accordance with the Listing Rules, a resolution in general meeting approving the issue of the Subscription Shares and the grant of the Subscriber Options to the Subscriber under this agreement (and has complied in all material respects with the requirements of the Listing Rules in respect of that resolution).

4. Bendigo has passed, in accordance with the constitution of Bendigo, resolutions in general meeting approving pursuant to (but not necessarily in compliance with) s.611 (exception 7) of the Corporations
         Act 2001:

         (a) the issue of the Subscription Shares and the Subscriber Options
         (including the issue of Shares upon exercise of the Subscriber Options) to the Subscriber under this agreement; and

         (b) the issue of any Top-Up Shares, Top-Up Options and Additional
         Options (including Shares to be issued on the exercise of Top-Up
         Options and Additional Options).

5. ASX and ASIC approve (or do not object to) the terms and conditions of the issue of the Subscription Shares and the Subscriber Options
         (including the issue of Shares upon exercise of the Subscriber Options) to the Subscriber and the documents to be sent to members of Bendigo in respect of the general meeting required to vote on the resolutions necessary to satisfy Conditions 3 and 4.

6. All other consents (if any) necessary or relevant for the issue of the Subscription Shares and the Subscriber Options to the Subscriber contemplated by this agreement to take place without breaching any statute or agreement and are granted and received either:

         (a)      without conditions or requirements; or

         (b) with conditions and requirements that are acceptable to Bendigo and (to the extent that they directly affect the Subscriber) to the Subscriber.

                                   SCHEDULE 2

                                  OPTION TERMS


1.       ENTITLEMENT

         Each Option entitles the Subscriber to acquire by way of issue one
         Share.

2.       ISSUE PRICE

         No amount is payable on grant of the Options.

3.       EXERCISE PRICE

         The exercise price of each Option is AUD0.30 (30 cents).

4.       OPTION PERIOD

         (a) An Option may be exercised at any time before 5:00 pm on the Expiry Date.

         (b) Any Option that is not exercised will automatically expire at 5:00 pm on the Expiry Date.

5.       TRANSFERABILITY

         Options may not be transferred without the prior written consent of Bendigo, except to a member of the Harmony Group ('ELIGIBLE TRANSFEREE'), subject to the condition attaching to the Option that in the event that the Eligible Transferee in question is, at any time, no longer an Eligible Transferee, the Subscriber and the party which is ceasing to be an Eligible Transferee must immediately procure the transfer of the Options to the Subscriber or another Eligible Transferee. In the event that Options are transferred to an Eligible Transferee in accordance with this paragraph, all references to the Subscriber in this schedule shall include references to that Eligible Transferee to the extent to which it holds Options.

6.       PARTICIPATION IN NEW ISSUES

         If Bendigo issues Further Shares or other securities, including equity securities convertible into Shares (other than a Pro Rata Issue or in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election) ('FURTHER ISSUE'), the Subscriber is not entitled to participate in such Further Issue except strictly in accordance with CLAUSE 7 of the agreement to which this SCHEDULE 2 is annexed.

7.       NO ADJUSTMENTS FOR PRO RATA ISSUES

         If Bendigo makes a Pro Rata Issue (including an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), neither the number of underlying Shares the subject of an Option nor the exercise price of an Option shall be altered as a result of the Pro Rata issue.

8.       RECONSTRUCTION

         Subject always to paragraphs 6 and 7, if there is a reorganisation (including consolidation, subdivision, reduction or return) of the share capital of Bendigo, the rights of the Subscriber will be changed to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

9.       RANKING OF SHARES ISSUED ON EXERCISE OF OPTIONS

         All Shares issued pursuant to the exercise of Options will, subject to the constitution of Bendigo, rank in all respects (including rights relating to dividends) pari passu with those Shares in existence at the date of issue.

10.      METHOD OF EXERCISE OF OPTIONS

10.1 Options may be exercised by written notice to the Board in the form attached to the Option certificate, or otherwise determined by Bendigo and notified to the Subscriber in writing. An exercise notice must specify the number of Options to be exercised (and the corresponding number of Shares required to be issued as a result of that exercise), which number must be:

         (a) not less than 3,000,000 if only part of all the Options are exercised; or

         (b) if less than 3,000,000 Options remain outstanding, that number of outstanding Options,

         unless prior written consent is obtained from the Board. Options will be deemed to have been exercised on the date the application is lodged with the Board.

10.2 The Subscriber must pay the exercise price in full to Bendigo in cleared funds on the date of exercise of Options.

10.3 The exercise of less than all of the Subscriber's Options will not prevent the Subscriber exercising the whole or part only of the balance of the its remaining Options.

10.4 If the Subscriber exercises less than the total number of Options then registered in its name:

         (a)      the Subscriber must surrender its Option certificate; and

         (b) Bendigo must cancel that Option certificate and issue to the Subscriber a new Option certificate in respect of the balance of the Subscriber's Options.

10.5 Within 10 business days of receipt of the application for exercise of Options and payment by the Subscriber of the exercise price, Bendigo must issue to the Subscriber:

         (b)      the number of Shares specified in the application; and

         (c) a holding statement in respect of the number of Shares specified in the application, to be issued at the end of the month of issue.

10.6 If at the time of exercise of any Options the Shares are listed on the official list of the ASX, Bendigo will as soon as practicable after the issue of the Shares make application for the Shares issued on exercise of Options by the Subscriber to be granted official quotation on ASX.

                                   ANNEXURE A

                                APPLICATION FORM


The Directors
Bendigo Mining N.L.
66 Ham Street
Kangaroo Flat
Victoria 3555
AUSTRALIA




Dear Directors


APPLICATION FOR SHARES AND OPTIONS


[INSERT NAME OF SUBSCRIBER], a company registered in [INSERT JURISDICTION OF INCORPORATION] with number [INSERT COMPANY NUMBER] of [ADDRESS] applies for 294,117,647 hilly paid ordinary shares ("SHARES"), and 360,000,000 options to subscribe for fully paid ordinary shares ("OPTIONS"), in BENDIGO MINING N.L. ACN 005 674 073.

[INSERT NAME OF SUBSCRIBER] authorises you to record its name in the register of shareholders and optionholders of Bendigo Mining N.L. in respect of the Shares and Options.

Payment for the issue of the Shares and Options in the sum of AUD50,000,000 will be sent by telegraphic transfer to [DETAILS OF BANK FOR DEPOSIT] or in such other manner agreed by the parties.


Yours faithfully




----------------------------------
Director


DATED